Exhibit 99.1

Hercules Technology Declares $0.025 Dividend, Reports $0.09 Net Investment
Income per Basic Share in Q3 2005

          PALO ALTO, Calif., Oct. 24 -- Hercules Technology Growth Capital, Inc. (Nasdaq: HTGC), a leading debt and equity growth capital provider to technology and life science companies, today announced financial results for the third quarter ended Sept. 30, 2005.

          Highlights for the Quarter ended Sept. 30, 2005

*	Debt commitments totaled $30.0 million to five new companies bringing total debt commitments since inception to $152.2 million to 24 companies.

*	Debt fundings totaled $43.0 million to nine companies bringing total debt fundings since inception to $129.0 million to 23 companies.

*

New equity investments totaled $2.25 million to four existing portfolio companies, which includes an exercised option to convert $1.0 million in debt into equity.  Total equity investments (including the debt conversion) since inception total $3.25 million.

*	As of Sept. 30, 2005, fair value of the company’s investment portfolio was $130.4 million.

*	Taxable investment income was $1.0 million or $0.10 per share on a basic and fully diluted basis, excluding FAS 123R expense.

*	Net investment income for the quarter was $0.9 million or $0.09 per share on a basic and fully diluted basis, which includes FAS 123R expense.

*	Net income in the quarter was $1.6 million or $0.16 per share on a basic and fully diluted basis.

*	Net asset value was $11.71 per share as of Sept. 30, 2005.

*	Net assets were $114.8 million as of Sept. 30, 2005.

*	Total unfunded commitments were $23.2 million.

*	The company hired two Managing Directors targeting Late Stage Structured Mezzanine companies.

*	Hercules was added to the Russell Microcap(TM) Index.

          Portfolio and Investment Activity for the Quarter ended Sept. 30, 2005

          During the quarter, Hercules entered into agreements to provide debt funding of $30.0 million to five new companies, including both companies that had signed term sheets in the second quarter and companies that signed term sheets in the third quarter. These new commitments bring the company’s total debt funding commitments to technology and life sciences companies to $152.2 million (including $1.0 million in debt converted into equity in the third quarter) in 24 companies.

          During the quarter, the company funded a total of $43.0 million in debt commitments to nine companies bringing the total amount funded to $129.0 million in 23 portfolio companies.

          In addition, Hercules participated in three new equity fundings to existing portfolio companies, representing $1.25 million in preferred equity securities. The company also exercised an equity participation right to convert $1.0 million of outstanding debt into equity to a medical device company in conjunction with its new preferred round of financing for approximately $36 million.

          As of Sept. 30, 2005, the company’s unfunded commitments totaled $23.2 million to five portfolio companies.

          The company’s investment portfolio at fair value totaled $130.4 million at Sept. 30, 2005, compared with $87.3 million at June 30, 2005. The unrealized gain on its investment portfolio totaled $1.7 million at the end of the third quarter as compared with $1.0 million at the end of the second quarter of 2005.

          At Sept. 30, 2005, the overall weighted average yield to maturity on the company’s loan obligations was 12.97 percent.

          Funded debt investments to existing and new companies during the quarter ended Sept. 30, 2005 included:

*	$11.5 million to Ikano Communications, a communications and networking company

*	$1.0 million to Adiana, a medical device company

*	$8.0 million to AGEIA Technologies, a semiconductor company

*	$2.0 million to Inxight Software, a software company

*	$4.0 million to Proficiency, a software company

*	$7.5 million to Luminous Networks, a communications and networking company

*	$4.0 million to Sling Media, an electronics and computer hardware company

*	$3.0 million to Interwise, a communications and networking company

*	$2.0 million to Omrix Biopharmaceuticals, a biopharmaceuticals company

          Equity investments to existing and new companies during the third quarter of 2005 included:

*	$1.0 million conversion of outstanding debt into equity to Optiscan, a medical device company

*	$500,000 to Adiana, a medical device company

*	$500,000 to AGEIA Technologies, a semiconductor company

*	$250,000 to Affinity Express, a consumer and business services company

          Operating Results for Quarter ended Sept. 30, 2005

          For the third quarter, investment income was $3.7 million, an increase of $1.8 million, or 95 percent, from $1.9 million in the previous quarter. Operating expenses were $2.8 million, an increase of $0.6 million from $2.2 million in the second quarter, primarily due to increases in legal costs related to being a public company and corporate structuring, stock-based compensation in accordance with FAS 123R, and compensation related to increased headcount.

          Net investment income in the third quarter increased $1.2 million to $0.9 million as compared with a loss of $0.3 million in the second quarter of 2005. Basic net investment income was $0.09 per share based on 9.8 million weighted average shares outstanding, as compared with a loss of $0.07 per share in the second quarter, based on 5.1 million weighted average shares outstanding.

          Net unrealized gains on investments were $0.7 million compared with $1.0 million in the second quarter.  Net income was $1.6 million, an increase of $0.9 million from $0.7 million in the previous quarter.  Basic net income was $0.16 per share based on 9.8 million weighted average shares outstanding, as compared with $0.14 per share in the second quarter based on 5.1 million weighted average shares outstanding.

          Basic taxable earnings were $1.0 million, which excludes FAS 123R stock- based compensation expense, or $0.10 based on 9.8 million weighted average shares outstanding, as compared with a loss of $0.05 per share in the second quarter, based on 5.1 million weighted average shares outstanding.

          Liquidity and Capital Resources

          At Sept. 30, 2005, net assets totaled $114.8 million, with a net asset value per share of $11.71.

          The company anticipates that it will continue to fund its investment activities through a combination of debt and additional equity capital over the next two quarters.  Based on eligible loans currently in the investment portfolio and existing advance rates, the company has approximately $60 million of borrowing capacity available under its existing $100 million credit facility from Citigroup.  As additional new loans are originated and funded, the company is able to increase its borrowing capacity beyond the current $60 million.  Advances under the facility bear interest at one-month LIBOR plus 165 basis points.   There were no outstanding balances under the facility as of Sept. 30, 2005.  The company anticipates that portfolio fundings entered into in succeeding periods will allow it to utilize the full borrowing capacity of the facility. Hercules may issue additional equity or debt securities within the next two quarters to continue to fund its investing activities.

          At Sept. 30, 2005, the company’s regulatory asset coverage was greater than 566 percent. The company is required to maintain regulatory asset coverage of at least 200 percent.

          Dividend

          The company declared a dividend of $0.025 per share, payable on Nov. 17, 2005 to shareholders of record as of Nov. 1, 2005.  The company intends to make its Regulated Investment Company (“RIC”) election in the first quarter of 2006 at which time it anticipates declaring a Special Dividend to distribute any retained earnings.

          Portfolio Quality

          At Sept. 30, 2005, Grade 2 investments totaled $118.8 million, or 91.1 percent of the total portfolio; Grade 3 investments totaled $2.1 million, or 1.6 percent of the total portfolio; Grade 4 investments totaled $9.5 million, or 7.3 percent of the total portfolio.

          Hercules continued to diversify its portfolio within the following technology and life sciences industries (percentages are approximate and reflect the portfolio at fair value as of Sept. 30, 2005):

*	23 percent in biopharmaceutical companies

*	23 percent in communications and networking companies

*	22 percent in software companies

*	9 percent in consumer and business products companies

*	7 percent in medical device and equipment companies

*	7 percent in semiconductor companies

*	6 percent in internet companies

*	3 percent in electronics and computer hardware

          The company’s investments value had a weighted average investment rating of 2.17 at the end of the third quarter, compared with a weighted average investment rating of 2.19 at June 30, 2005.

          Subsequent Events

          In October, the company received a repayment of $7.5 million of principal and accrued interest from Luminous Networks.

          Also during October, the company drew $5.0 million under the Citigroup credit facility.

          Conference Call

          The company will host its third quarter 2005 financial results conference call today, Oct. 24, 2005 at 2 p.m. Pacific time (5 p.m. Eastern time).

          To listen to the call, dial (866) 831-6243 approximately 10 minutes prior to the start of the call.  A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week.  To access the replay, dial (888) 286-8010 and enter passcode 32203449.

          The Hercules financial results conference call will also be available via a live webcast on the investor relations section of the Hercules web site at http://www.herculestech.com .  Please access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 12 months.

          About Hercules Technology Growth Capital

          Founded in December 2003, Hercules Technology Growth Capital, Inc. is a publicly traded specialty finance company providing debt and equity growth capital to technology and life sciences companies at all stages of development, including post IPO. The company primarily finances privately held companies backed by leading venture capital and private equity firms and also may finance certain publicly traded companies.

          Hercules focuses its investments in companies active in the technology and life sciences industries.  Targeted sub-sectors may include companies characterized by products or services that require advanced technologies, including computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, Internet consumer and business services, telecommunications, telecommunications equipment, media; life sciences companies include biotechnology and medical devices. The company’s investments are originated through its principal office located in the Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to privately held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses.

          For more information, please visit http://www.herculestech.com . Companies interested in learning more about financing opportunities should contact info@herculestech.com or call 650-289-3060.

          Forward-Looking Statements

          The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of Hercules Technology Growth Capital, Inc. For these statements, Hercules claims the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. You should be aware that Hercules’ actual results could differ materially from those contained in the forward-looking statements due to a number of risks and uncertainties affecting its business. Factors that may cause actual results to differ from forward-looking statements include Hercules’ limited operating history as a business development company, the extent to which Hercules incurs debt to fund its investments, fluctuations in interest rates, the concentration of Hercules’ investments in a limited number of emerging-growth or expansion stage technology-related companies, the illiquid nature of the securities Hercules’ holds, the highly competitive market for investment opportunities in which Hercules operates and others discussed in Hercules’ filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2005	December 31, 2004

	(unaudited)
Assets
Investments, at value (cost of $128,682,762 and $16,700,000, respectively)	$130,403,245	$16,700,000
Deferred loan origination revenue	(1,847,841)	(285,232)
Cash and cash equivalents	10,641,651	8,678,329
Interest receivable	1,174,993	80,902
Prepaid expenses and other assets	1,088,111	20,942
Property and equipment, net	68,978	35,231
Other assets	20,546	2,500
Total assets	141,549,683	25,232,672
Liabilities
Accounts payable	322,276	1,979
Accrued liabilities	1,457,635	152,560
Short-term loan payable	25,000,000	—
Total liabilities	26,779,911	154,539
Net assets	$114,769,772	$25,078,133
Net assets consist of:
Par value	$9,802	$2,059
Paid-in capital in excess of par value	114,497,703	27,117,896
Distributable earnings (Accumulated loss)	262,267	(2,041,822)
Total net assets	$114,769,772	$25,078,133
Shares of common stock outstanding ($0.001 par value, 30,000,000 authorized)	9,801,965	2,059,270
Net asset value per share	$11.71	$12.18

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from February 2, 2004 (commencement of operations) to September 30,

	2005	2004	2005	2004

Investment income:
Interest	$3,419,119	$49,418	$5,815,004	$54,675
Fees	240,879	—	511,791	—
Total investment income	3,659,998	49,418	6,326,795	54,675
Operating expenses:
Interest	585,773	—	1,030,217	—
Loan fees	253,333	—	686,666	—
Compensation and benefits	987,096	305,417	2,351,924	683,857
General and administrative	827,122	62,142	1,464,024	182,015
Stock-based compensation	115,000	15,000	195,000	665,000
Organization costs	—	—	—	15,000
Depreciation	6,840	2,682	15,357	4,570
Total operating expenses	2,775,164	385,241	5,743,188	1,550,442
Net investment income	884,834	(335,823)	583,607	(1,495,767)
Net unrealized appreciation on investments	677,090	—	1,720,482	—
Net increase (decrease) in net assets resulting from operations	$1,561,924	$(335,823)	$2,304,089	$(1,495,767)
Net investment loss per common share:
Basic	$0.09	$(0.16)	$0.10	$(1.99)
Diluted	$0.09	$(0.16)	$0.10	$(1.49)
Net operating income (loss) per common share:
Basic	$0.16	$(0.16)	$0.39	$(1.99)
Diluted	$0.16	$(0.16)	$0.38	$(1.49)
Weighted average shares outstanding
Basic	9,802,000	2,059,000	5,975,000	751,000
Diluted	9,917,000	2,059,000	6,084,000	1,001,000

SOURCE  Hercules Technology Growth Capital, Inc.
           -0-                                                   10/24/2005
           /CONTACT:  David M. Lund, VP of Finance and Corporate Controller of Hercules Technology Growth Capital, +1-650-289-3077, or Michael Knapp of Stapleton Communications Inc., +1-650-470-0200, for Hercules Technology Growth Capital/
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           /Web site:     http://www.herculestech.com /
           (HTGC)